SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 8, 2008

                           AIR INDUSTRIES GROUP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                       000-29245                 20-4458244
        State of                      Commission                IRS Employer
      Incorporation                   File Number               I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Termination of Principal Accountant

1. On December 10, 2008, Air Industries Group, Inc. (the "Company") terminated its engagement of McGladrey & Pullen, LLP ("McGladrey) as independent registered public accounting firm for the Company.

2. McGladrey was appointed as the Registrant's independent registered public accounting firm on December 3, 2007, when Goldstein Golub Kessler LLP ("GGK") resigned as the Company's independent registered public accounting firm after notifying the Company that the partners of GGK who were primarily responsible for overseeing the audit by GGK of the Company's financial statements had become partners of McGladrey pursuant to a limited asset purchase agreement.

The resignation of GGK and the appointment of McGladrey as the Company's independent registered public accounting firm was reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on December 3, 2007 (the "2007 Form 8-K"). To the extent this Item 4.01
(a) calls for disclosure of matters with respect to the Company's fiscal year ended December 31, 2006, reference is made to the 2007 Form 8-K.

The audit report of McGladrey on the consolidated financial statements of the Company as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

3. The decision to terminate the engagement of McGladrey was jointly approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

4. (a) In connection with the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2007 and through the date of this Current Report, there were: (i) no disagreements between the Company and McGladrey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such year or during the interim period through the date of this Report and (ii) except as discussed in paragraph 4(b) below, no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

      (b) On August 29, 2008, the Company received a comment letter from the SEC (the "Comment Letter") regarding certain items in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 ("2007 Form 10-K"). One of the items in the Comment Letter was a question relating to a beneficial conversion feature in the Series B Convertible Preferred Stock issued in April and May 2007 which was not reflected in the Company's 2007 Form 10-K or its Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007. On November 12, 2008, the Company filed a Current Report on Form 8-K under item 4.02 which discussed a restatement matter related to this beneficial conversion feature. In addition, although the Company has filed a response to the Comment Letter, the Company had not amended these previous filings as of the date of McGladrey's termination and the effects, if any, of the comments in the Comment Letter on previously issued filings was uncertain as of the date of McGladrey's termination. The Company plans to file amendments to the 2007 Form 10-K and its interim filings after further discussions with the staff of the SEC.

      As of December 31, 2007, the Company's internal control over financial reporting was not effective due to the existence of a material weakness as more fully described in paragraph (b) of Item 9A of the 2007 Form 10-K. In its 2007 Form 10-K the Company concluded that it had not yet sufficiently integrated and upgraded the reporting systems at its operating subsidiaries and that it had insufficient staffing in its accounting department and consequently, its internal controls over financial reporting were not effective. This resulted in McGladrey detecting errors in the Company's consolidated financial statements, which have been corrected. To address this issue, among other things, the Company plans to upgrade the financial controls and procedures at its operating subsidiaries and to evaluate and enhance, where necessary, its financial reporting personnel.

      During the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008 the material weakness noted above continued to exist as indicated in Item 4T of the interim filings. In addition, at September 20, 2008, the Company noted that there exist deficiencies at one of its subsidiaries in measuring labor costs and properly allocating such costs between work-in-progress (inventory) and current cost of sales.

      The Company has authorized McGladrey to respond fully to inquiries of its new independent registered public accounting firm concerning the material weakness.

5. The Company has provided McGladrey a copy of the disclosures in this Form 8-K and has requested that McGladrey furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not McGladrey agrees with the Company's statements in this Item 4.01(a). A copy of the letter dated December 12, 2008 furnished by McGladrey in response to that request is filed as
Exhibit 16.1 to this Form 8-K.

(b) Engagement of Principal Accountant

1. On December 9, 2008, the Company engaged Rotenberg Meril Solomon Bertiger & Guttilla PC as its registered independent public accountants for the fiscal year ending December 31, 2008. The decision to engage Rotenberg Meril Solomon Bertiger & Guttilla PC was jointly approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

2. During the Company's two most recent fiscal years ended December 31, 2007 and 2006 and through the date of this Current Report, the Company did not consult with Rotenberg Meril Solomon Bertiger & Guttilla PC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Rotenberg Meril Solomon Bertiger & Guttilla PC did not provide either a written report or oral advice to the Company that Rotenberg Meril Solomon Bertiger & Guttilla PC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304
(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 8, 2008, the Board of Directors of the Company appointed Dario Peragallo President of its Air Industries Machining Corporation subsidiary ("AIM"), and Scott Glassman as the Company's Chief Accounting Officer.

      Mr. Peragallo has served as Executive Vice President of the Company since November 30, 2005 and Executive Vice President of Manufacturing of AIM. Mr. Peragallo also is a director of the Company.

      Mr. Glassman, who is 31, has served as Comptroller of the Company since February 2007. Prior to joining the Company, Mr. Glassman was employed by First Data Corporation as Accounting Manager from June 2005 to January 2007, by Veeco Instruments Inc. as an SEC Reporting Specialist from January 2004 to May 2005, and by Grant Thornton LLP in a variety of positions from June 1999 to December 2003, most recently as an audit manager.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter dated December 12, 2008 from McGladrey & Pullen, LLP to the Commission.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2008

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter Rettaliata
                                           -------------------------------------
                                           Peter Rettaliata
                                           President and Chief Executive Officer

                                  Exhibit Index

16.1 Letter dated December 12, 2008 from McGladrey & Pullen, LLP to the Commission.